Thigpen, Jones, Seaton & Co., P.C.
CERTIFIED PUBLIC ACCOUNTANTS
BUSINESS CONSULTANTS

CONSENT OF THIGPEN, JONES, SEATON & CO., PC

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 (no. 333-50870) of Southwest Georgia Financial Corporation of our reports, dated March 28, 2012 included in the December 31, 2011 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.

/s/ THIGPEN, JONES, SEATON & CO., PC

Dublin, Georgia
March 29, 2012

1004 Hillcrest Parkway • Dublin, Georgia 31021 • Tel 478-272-2030 • Fax 478-272-3318 • www.tjscpa.com